UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Filed by a Party other than the Registrant [ ]
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[ ] Preliminary Proxy Statement	[ ] Confidential, for use of the Commission
[X] Definitive Proxy Statement	only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to §240.1a-11(c) or §240.1a-12

LIFE PARTNERS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

The Board of Directors of Registrant
(Name of Person(s) Filing Proxy Statement)

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LIFE PARTNERS HOLDINGS, INC. 204 Woodhew Waco, Texas 76710
This Proxy Is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Brian D. Pardo and R. Scott Peden as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Life Partners Holdings, Inc. (the “Company”) held of record by the undersigned on July 13, 2004, at the Annual Meeting of Shareholders to be held on
August 12, 2004, or any adjournment thereof.

1.   ELECTING OF DIRECTORS       FOR all nominees listed below       WITHHOLD AUTHORITY 

                 (except as marked to the contrary below)     to vote for all nominees listed below

             (INSTRUCTION: To withhold authority to vote for any individual nominee strike through the nominee's name below.)

            Brian D. Pardo, R. Scott Peden, Tad Ballantyne, Jacquelyn Davis, Fred Dewald

2.   RATIFYING MURRELL, HALL, MCINTOSH & CO., PLLP, AS INDEPENDENT AUDITORS FOR 2005.

                        FOR [  ]   AGAINST [  ]   ABSTAIN [  ]

3.   TRANSACTING OTHER BUSINESS INCIDENTAL TO THE MEETING.

                          FOR [  ]   AGAINST [  ]   ABSTAIN [  ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED  SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF
THE DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE AUDITORS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:____________________________, 2004

________________________________________

   (Signature)

________________________________________

(Signature if held jointly)

Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

LIFE PARTNERS HOLDINGS, INC.
204 Woodhew
Waco, Texas 76712
Telephone: 800-368-5569
Fax: 254-751-1025
Website: www.lifepartnersinc.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 12, 2004

To the Shareholders:

Life Partners Holdings, Inc. (“We” or the “Company”) will hold an Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, August 12, 2004, at 11:00 a.m., CT, at our corporate offices, 204 Woodhew, Waco, Texas. The Shareholders will meet to consider:

(1)   Electing five directors, each to serve for a term of one year;
(2)   Ratifying the selection of Murrell, Hall, McIntosh & Co., PLLP, as independent auditors of the Company for the year  ending
            February 28, 2005; and
(3)   Transacting other business incident to the Annual Meeting.

The record date for the Annual Meeting is July 13, 2004. Only Shareholders of record at the close of business on that date can vote at the Annual Meeting.

We hope you will attend the Annual Meeting. If you do not plan to attend, please sign and return the enclosed proxy. To encourage the use of proxies, we have enclosed a self-addressed, postage-paid envelope for your use.

Sincerely,

July 13, 2004	By:	/s/ R. Scott Peden
R. Scott Peden
Secretary

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

August 12, 2004

Life Partners Holdings, Inc. (“Life Partners”, the “Company” or “We”) welcomes you to our Annual Meeting of Shareholders. Life Partners is the parent company of Life Partners, Inc. (“LPI”). LPI is the oldest and one of the largest viatical settlement companies in the United States. To supplement LPI’s viatical business, we have also undertaken development of the market for senior life settlement transactions, which we believe will emerge as a market surpassing the viatical market. The annual report accompanying this Proxy Statement contains more about our business.

We are furnishing this Proxy Statement to inform our Shareholders about the upcoming Annual Meeting. To encourage Shareholder participation, we are soliciting proxies to be used at the Annual Meeting.

We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning July 19, 2004.

General Information

Who Votes. If you hold shares as of the Record Date, July 13, 2004, you may vote at the Annual Meeting. On July 13, 2004, the Company had 9,474,785 shares of common stock outstanding. Each share is entitled to one vote.

How to Vote. We will vote your shares for you if you send us a signed proxy before the Annual Meeting. You can tell us to vote for all, either, or none of the nominees for director. You can tell us to approve, disapprove, or abstain from voting on the other proposals or from transacting incidental business at the Annual Meeting. We have provided information about the director nominees and the other proposals in the following pages of this proxy statement.

If you return a signed proxy, but do not tell us how you want to vote, we shall vote your shares “for” all director nominees and the other proposals.

Canceling Your Proxy. You can cancel your proxy at any time before we vote your shares in any of three ways:

(1) by giving the Secretary a written cancellation;

(2) by giving a later signed proxy; or

(3) by voting in person at the Annual Meeting.

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Counting the Necessary Votes. Directors are elected by a plurality of votes, which means that the director nominees for the positions to be filled (five positions) receiving the highest number of votes will be elected. To ratify the independent auditors, this proposal must receive a majority of the votes that could be cast at the Annual Meeting. If we transact any incidental business at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

The votes that could be cast are the votes actually cast by “shares present” plus abstentions. Abstentions are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any proposal. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers do not have discretionary voting authority and haven’t received instructions as to how to vote) are referred to as “broker non-votes”. Broker non-votes are not counted as shares present and are not counted in determining whether a proposal is approved.

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Incidental Business. Proxies customarily ask for authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the matters set forth in the notice, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best unless you otherwise direct.

ITEM 1
ELECTION OF DIRECTORS

The Shareholders will elect five directors at this year’s Annual Meeting. Each director will serve for a one-year term ending at the 2005 annual meeting or until he or she is succeeded by another qualified director who has been elected.

We shall vote your shares as you tell us on the enclosed proxy form. If you sign, date, and return the proxy form, but do not tell us how you want your shares voted, we shall vote your shares for the election of the following nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares for that other person.

The five nominees for director are presently members of the Board of Directors.

The Board of Directors recommends voting “For” the nominees.

Biographical Information

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The following table sets forth the name and age of each director nominee and the year he or she became a director.

Name	Age	Director Since	Position

Brian D. Pardo	61	2000	Chairman of the Board, President and Chief Executive Officer of Life Partners Holdings, Inc.
R. Scott Peden	40	2000	Director, Secretary and General Counsel of Life Partners Holdings, Inc. and President of LPI
Fred Dewald	59	2003	Director
Tad Ballantyne	49	2001	Director
Jacquelyn Davis	66	2002	Director

The Director Nominees. The Board of Directors has nominated five candidates for election. If elected, these nominees will serve one-year terms. A brief summary of each director nominee’s principal occupation, business affiliations and other information follows.

Brian D. Pardo. Mr. Pardo is President and Chief Executive Officer of the Company, and Chief Executive Officer of LPI, our primary operating subsidiary. He has served as the CEO of LPI since its incorporation in 1991. Mr. Pardo is one of the pioneers of the viatical settlement and senior life settlement industries. He has been certified as an expert in the field of viatical settlements and has testified on that subject on numerous occasions. Mr. Pardo served our nation from 1964 through 1966 as a helicopter gunship pilot in Vietnam.

R. Scott Peden. Mr. Peden has served as the General Counsel and Secretary of the Company and the President and Chief Operating Officer of LPI since 2000. Prior to 200, Mr. Peden served as Vice President and General Counsel for LPI since its incorporation in 1991. Mr. Peden has been certified as an expert in the field of viatical settlements and has testified on that subject on many occasions. He designed the structure of the viatical settlement transaction that is widely used throughout the industry. He holds a Bachelor of Arts degree from Trinity University and a Juris Doctor from Baylor University School of Law.

Fred Dewald. Mr. Dewald has been a successful builder and property developer in the Waco/McLennan County area for over 30 years. He is a director of the Heart of Texas Builders Association and serves as President or principal of 17 different property development companies. He holds a Bachelor of Science degree from Southwest Texas State University.

Tad Ballantyne. Mr. Ballantyne is an officer and director of several private companies including BR Industries, Inc, Hoopeston Foods, Inc., L.C. Thomsen Inc., and other companies engaged in manufacturing and processing industries as well as real estate acquisition and development. During 2003, Texas Steel Partners Inc., a Texas-based steel foundry, filed for reorganization and was liquidated pursuant to a bankruptcy Chapter 7 conversion. Mr. Ballantyne was an officer and director and 50% shareholder of Texas Steel Partners. During the last 15 years, Mr. Ballantyne has been in the business of acquiring and operating troubled companies or assets being divested by public and private companies. He holds a Bachelor of Science degree in business management from the University of Wisconsin.

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Jacquelyn Davis. Mrs. Davis was elected to the Board in July 2002. She served as our Treasurer and Controller from 2000 until her retirement on May 31, 2002. Mrs. Davis also served as Controller for Life Partners, Inc. since its inception in September 1991. Mrs. Davis has had extensive accounting experience throughout her career. She served as full charge bookkeeper and liaison to the outside auditors of the Monnig’s Department Store chain from 1958 to 1974 and as Vice-President of Grove Printing Co. from 1974 to 1986. From 1986 to 1991, she served as chief accounting officer and liaison to the outside auditors for ASK Corporation.

Other Executive Officers

In addition to the executive officers who serve on the Board of Directors, we have the following executive officer:

Michael T. Beste, age 46, serves as President of our Institutional Division and serves as the Company’s primary contact with all institutional investors. Mr. Beste joined the Company in April 2001. Before his association with us, he served as Director of Finova Realty Capital in Dallas, Texas, where he worked with conduit lenders and equity investment firms to provide capital solutions for commercial real estate owners and developers. Mr. Beste has also worked in the area of commercial real estate financing and development for GMAC and served as President of the real estate finance and development firm of RWB Investments from 1991 to 1998. He holds a Bachelor of Science degree in business from Arizona State University.

Corporate Governance

Board Composition, Meetings and Committees.  Our Board of Directors is currently composed of five directors. The Board has determined that Tad Ballantyne and Fred Dewald are independent under the standards of the Nasdaq and the Sarbanes-Oxley Act and the rules of the Securities and Exchange Commission (“SEC”). Ms. Davis is not independent under such standards since three years have not elapsed since her employment with the Company. Ms. Davis served as the Company’s Treasurer and Controller until May 2002. Mr. Pardo and Mr. Peden are employed by the Company as executive officers and are thus not independent.

During the most recent fiscal year, the Board met four times with all directors attending. Management also periodically conferred with directors between meetings regarding Company affairs.

The Compensation Committee is currently composed of Mr. Ballantyne (Chair), Mr. Dewald and Ms. Davis. It met once during the most recent fiscal year with all members participating. It sets the compensation levels of the executive officers, including the Chief Executive Officer and the President, establishes a general framework for the short-term incentive program and administers the Company’s Omnibus Equity Compensation Plan. The Compensation Committee’s report is set forth below.

The Board of Directors has an Audit Committee and has appointed Mr. Ballantyne (Chair), Mr. Dewald and Ms. Davis to serve as its members. The Audit Committee met once during the last fiscal year with all members participating. The Audit Committee is primarily concerned with the effectiveness of the Company’s financial audits by the independent auditors. Its duties include: (i) recommending the selection of independent auditors; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) reviewing the organization and scope of the Company's internal system of financial controls; (iv) reviewing the Company’s financial reporting and the accounting standards and principles followed; and (v) examining other reports relating to the Company’s compliance with insurance regulatory and licensing requirements. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

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The Board has not delegated its functions to any other standing committees, and thus has not created executive, nominating or other similar committees.

The Board has not established a formal process for considering director recommendations from shareholders. Since Mr. Brian D. Pardo beneficially holds more than 50% of the voting stock and has the voting power to determine elections, the Board believes that a nomination process with independent decision-making would not be meaningful. The Board will, however, consider recommendations if received in ample time before the preparation and release of its annual proxy materials. For consideration, a recommendation would typically be submitted by the January 1st preceding the annual meeting.

Director Compensation. We compensate our directors who are not employed by the Company. The independent directors receive $1,000 per year and $250 per meeting. We also reimburse all ordinary and necessary expenses incurred in the conduct of our business.
Director Communication. Shareholders may send communications to the Board (and to individual directors) through Mr. R. Scott Peden, General Counsel and Secretary, c/o Life Partners Holdings, Inc., 204 Woodhew, Waco, Texas 76712, and telephone 800-368-5569. He will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.

Code of Ethics

We have adopted a Code of Ethics that applies to our executive officers, including our Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics is filed as an exhibit to our Annual Report on Form 10-KSB.

OTHER INFORMATION ABOUT DIRECTORS, OFFICERS

AND CERTAIN SHAREHOLDERS

Beneficial Ownership of Directors, Officers and Certain Shareholders

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 30, 2004, by (i) each director and nominee of the Company, (ii) each named executive officer in the Summary Compensation Table, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

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Name of Director, Executive Officer,	Beneficial Ownership(1)

or Shareholders Holding 5% or More,	Number of Shares	Percent

Brian D. Pardo	5,430,080	57.2
Pardo Family Holdings, Ltd.(2) 204 Woodhew Waco, Texas 76710	5,430,080	57.2
R. Scott Peden	54,097	*
Fred Dewald	5,500	*
Tad Ballantyne	0	0
Jacquelyn Davis	75,000	*
Michael T. Beste	0	0
All directors and named executive officers as a group (6 persons)	5,564,677	58.7
______________

*   Less than one percent.

(1)   Shares of Common Stock that are not outstanding but that can be acquired by a person upon exercise of an option within 60 days are included in computing the percentage for such person, but are not included in computing the percentage for any other person. Disclosures regarding “beneficial ownership” are made as that term is defined under federal securities laws.

(2)   Mr. Pardo is deemed to have beneficial ownership of the shares of Pardo Family Holdings, Ltd.

Executive Compensation

The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each executive officer (including officers of LPI) whose total annual salary and bonus exceeded $100,000 (the three are sometimes called the “named executive officers”) for services performed in fiscal years ended February 29, 2004, and February 28, 2003 and 2002.

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Summary Compensation Table

Annual Compensation					Long Term Compen- sation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus($)	Other Annual Compen- sation($)	Options (#)	All Other Compen- sation ($)(1)

Brian D. Pardo	2004	450,000	-0-	33,253(2)	-	-
Chief Executive Officer	2003	450,000	1,084	51,007(2)	-	-
	2002	450,000	-0-	34,869(2)	-	-

R. Scott Peden	2004	130,553	35,912	11,797(2)	-	-
President, LPI	2003	139,277	13,267	-	-	-
	2002	93,138	-0-	-	-	-

Michael T. Beste	2004	133,113	1,380	-	-	-
Director of Institutional	2003	124,999	1,125	-	-	-
Division	2002	125,250	-0-	-	-	-
______________
(1)   The Company provides various perquisites to certain employees including the named executive officers. In each case, the aggregate value of the perquisites provided to the named executive officers did not exceed the lesser of $50,000 or 10% of such named executive officers’ annual salary and bonus.

(2)   This amount represents a redemption of the officer’s accrued vacation benefits.

Stock Options Granted in the Last Fiscal Year; Stock Option Exercises and Values

We granted no stock options to the named executive officers in fiscal 2004. The named executive officers did not exercise stock options in fiscal 2004 and they held no outstanding options.

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Compensation and Retirement Committee Report

Composition. The Compensation Committee (the “Committee”) is composed of three directors: Mr. Ballantyne (Chairman), Mr. Dewald and Ms. Davis. Based on the Board’s determination and the Committee’s belief, Messrs. Ballantyne and Dewald are independent under the standards of Nasdaq and the Sarbanes-Oxley Act and the rules of the SEC. Ms. Davis is not independent under such standards since three years have not elapsed since her employment with the Company. Ms. Davis served as the Company’s Treasurer and Controller until May 2002. Because of her financial expertise and experience with the Company, the Board believes Ms. Davis’s service on the Committee is in the best interest of the Company and its shareholders.

Compensation Approach. The Committee sets the compensation level of the CEO and the President of the primary operating subsidiary of the Company. The Committee also sets a general framework for the short-term incentive program and administers the long-term incentive programs. It has adopted a set of guiding principles, which are designed to align executive compensation with management’s execution of business strategies and initiatives as well as the achievement of long-term financial performance and growth in shareholder values. The principles are as follows:

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•   The Company’s salaries must reflect the contributions of each executive officer and the impact of those contributions on the business and financial success of the Company

•   The level of compensation should be competitive with the compensation paid to similarly skilled executives performing comparable functions within the Company’s market area.

•   The Company provides incentive compensation from time to time to motivate personnel to achieve specific financial and operating goals.

•   The Company provides equity-based incentives for executive and senior officers and other key employees to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as Shareholders as well as employees.

Compensation is closely tied to performance and its impact on the growth in shareholder value. The primary components of executive compensation are base salary, short-term cash incentives and long-term equity incentives.

Base Salary. The Company understands that base salaries must remain in a competitive range to attract and retain capable management. The Committee reviews these salary levels annually based on a subjective mix of the Company’s performance, the executive’s experience and contributions, and the levels of compensation received by similarly situated executives at comparable companies, and may increase the base salaries if the Committee deems an increase is warranted. The salaries of the senior officers are established by the CEO, who evaluates these salaries in relationship to their respective levels of responsibility and contributions to the Company and based on the other criteria described by the Committee in this report. The beliefs of the CEO and the Committee regarding base salary levels are based on their collective knowledge and not on formal compensation surveys. Annual adjustments are made to maintain base salaries at competitive levels and to maintain an equitable relationship between the base salaries of executive and senior officers and overall merit increases for the Company’s other employees.

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Short-Term Incentive Compensation. The Company provides from time to time incentive compensation in the form of bonuses. For bonuses paid to the executive and senior officers, the Committee assesses incentives accorded comparable positions in other companies, the reporting of pre-tax profits for the year, the financial returns on equity and assets, and limitations on the size of the bonus in relationship to the executive’s base salary. It analyzes the bonus amount in relationship to the Company’s broader corporate performance, its targeted growth objectives, and its results of operations. It also analyzes the bonus amount in relationship to the individual officer’s responsibilities and his importance to the Company’s operating strategy. The Board has established an officers’ bonus pool, from which bonuses are paid to operational officers based on quarterly earnings. The Company funds the bonus pool with one percent of its net income before taxes, subject to a cap equal to base salary. Bonus allocations to the participants are fixed by the pool plan and are not subjective. The CEO and Mr. Beste do not participate in the bonus pool. Mr. Beste receives a bonus of one percent of the Company’s net realized proceeds on policies purchased by institutions.

Long-Term Incentive Compensation. In January 2000, the Company adopted its Omnibus Equity Compensation Plan (the “Plan”) to provide equity-based compensation to its management and the financial planners who compose the Company’s viatical referral network. At the same time, it granted awards covering 932,772 shares of our common stock to employees and financial planners. All of these original options have been exercised and none are presently outstanding. In January 2001, the Company granted options covering an additional 147,000 shares to various employees. These options had an exercise price of $7.75 per share and expired in January 2003. In May 2001, the Company granted options covering 25,000 shares to a departing officer. These options were set to expire in May 2004. The Company has extended the exercise date to December 2004. The options have an exercise price of $3.90 per share. The Company may make grants of options from time to time, although it does not expect that stock option grants will be a significant component of its compensation plan.

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Corporate Performance and Chief Executive Officer Compensation. Brian D. Pardo is the CEO of LPI, the principal operating subsidiary of the Company. LPI is the oldest and one of the largest viatical settlement companies in the United States. We are also pursuing the market for senior life settlement transactions, which we believe will emerge as a market surpassing the viatical market. Mr. Pardo has guided LPI since its inception and is one of the pioneers of the viatical settlement industry, and he is expected to play a similar role in the development of senior life settlements. Because of Mr. Pardo’s unique contributions to the viatical and senior life settlement industries, his continued involvement with the Company is extremely important.

In determining Mr. Pardo’s compensation, the Committee considers Mr. Pardo’s importance to the Company and its business strategy, including the development of the senior life settlement business. In addition, the Committee considers the Company’s results of operations and financial condition and its performance in comparison to its competitors. Although the Committee was pleased with the Company’s financial performance during the last fiscal year, at Mr. Pardo’s request, it maintained his existing base salary. Mr. Pardo has elected not to participate in the officers’ bonus pool. The Committee does not anticipate awarding Mr. Pardo equity-based compensation in light of his substantial beneficial holdings of the Company’s Common Stock. Mr. Pardo was not present during the Committee’s deliberations regarding or voting upon his compensation.

Dated: June 28, 2004	The Compensation Committee of Life Partners Holdings, Inc. Mr. Ballantyne, Chairman Mr. Dewald Ms. Davis

As permitted by SEC rules, the foregoing reporting is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-KSB.

Certain Transactions

We contract with ESP Communications, Inc., a corporation owned by Brian D. Pardo’s spouse, for post-settlement services. The services included periodic contact with viators and their health care providers through telephone calls and mailings, monthly checks of social security records to determine a viator’s status, and with the independent escrow agent in the filing of death claims. ESP also provides facilities and various administrative personnel to us. Either party may cancel the agreement with a 30-day written notice. We currently pay ESP $7,500 on a semi-monthly basis for its services. For the years ended February 29, 2004 and February 28, 2003, we paid ESP approximately $120,000 and $120,000, respectively. The Board has determined that the payments are reasonable and equal to or less than amounts that would be payable to a third party for comparable service.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company is aware of the following filings and transactions that were not reported timely during the last completed fiscal year:

Name	Number of Late Reports	Number of Transactions Affected
Michael Beste	6	45
Jacquelyn Davis	1	3
Fred Dewald	1	0
ITEM 2
RATIFICATION OF AUDITORS

Vote on the Independent Auditors

The Board of Directors has appointed Murrell, Hall, McIntosh & Co., PLLP (formerly Gray & Northcutt, Inc.), independent certified public accountants, to audit the consolidated financial statements of the Company for the year ended February 28, 2005. The Company is advised that no member of Murrell Hall has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of the Board’s appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends voting “For” this proposal.

If the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative from Murrell Hall is not expected to be present at the Annual Meeting. We have offered Murrell Hall the opportunity to make a statement. Murrell Hall has indicated that representatives will be available by telephone to respond to appropriate questions.

Audit Report of the Board of Directors

The Audit Committee consists of Mr. Ballantyne (Chair), Mr. Dewald and Ms. Davis, all of whom are “financially literate” as defined under the Nasdaq rules. Messrs. Dewald and Ballantyne are “independent” as defined under such rules. The Nasdaq rules define “financially literate” as being able to read and understand fundamental financial statements (including the Company’s balance sheet, income statement and cash flow statement). The Nasdaq rules define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Ms. Davis is not considered to be independent due to her service as Treasurer and Controller until May 2002. The Nasdaq rules require three years of separation from the Company before one is independent. The Board has determined that Ms. Davis has no other relationship, past or present, that would prevent her from being independent, and that non-compliance with the three-year separation rule will not materially adversely affect the Committee’s ability to act independently. The Board has also determined that Ms. Davis is a “financial expert” in large part as a result of her experience in serving as Life Partner’s Controller from 1991 to 2002. See Ms. Davis’s biographical disclosures for more information. Because of her extensive accounting background and experience with the Company, the Board believes Ms. Davis’s service on the Committee is in the best interest of the Company and its shareholders.

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Functions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor. The Board has approved a charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Charter describes the Audit Committee’s composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company’s financial staff. The Audit Committee’s responsibilities include the prior review of the Company’s annual financial statements and substantiating the auditor’s independence and their accountability to the Board of Directors and the Audit Committee. The Audit Committee believes that its Charter meets or exceeds the charter standards adopted by the Nasdaq.

Actions Relating to the 2004 Financial Statements. The Audit Committee has taken the following actions with respect to the Company’s audited financial statements as of and for the year ended February 29, 2004 (the “Financial Statements”):

•   The Committee has reviewed and discussed the audited financial statements with management;

•   The Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Communication with Audit Committees);

•   The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors’ independence; and

•   The Committee has recommended to the Board of Directors that the Financial Statements be included in the Company’s annual report on Form 10-KSB, based upon its review and discussions with the independent auditors.

Fees to Independent Auditors. The following table presents fees for the audits of our annual consolidated financial statements for the fiscal years ended February 28, 2003 and February 29, 2004, and for other services provided by Murrell Hall.

	2003	2004

Audit fees	$34,264	$37,810
Audit-related fees	$45,646	$45,074
Tax fees	$7,037	$13,710
All other fees	$5,040	$9,221*
______________
*   Of this amount, $6,200 was related to accounting research.

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The amounts for audit-related fees include generally the fees charged for reviewing our quarterly financial statements. The tax fees were primarily for tax return preparation and tax-related services. Amounts under “all other fees” principally relate to edgarization and SEC filing services. We incurred no billings for financial information systems design and implementation.

The Audit Committee has authorized and ratified fees related to the electronic filing of various SEC reports. In addition, the auditors notify the Audit Committee of any request by management for non-audit services and the anticipated scope, purpose and cost of the services before performing such services.

Pre-Approval Policies and Procedures. Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. All audit, audit-related, and tax services for our 2003 fiscal year rendered by Murrell Hall following the enactment of the Sarbanes-Oxley Act of 2002 and all audit, audit-related, and tax services rendered by Murrell Hall for our 2004 fiscal year were pre-approved by the Audit Committee.

The Audit Committee has considered whether Murrell Hall’s non-audit services are compatible with maintaining its independence as an auditor.

Dated: June28, 2004	Mr.Tad Ballantyne, Chairman Mr. Fred Dewald Ms. Jacqueline Davis

As permitted by SEC rules, the foregoing reporting is not deemed “soliciting material” or “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-KSB.

OTHER INFORMATION ABOUT THE ANNUAL MEETING

Other Matters Coming Before the Meeting

As of the date of this Proxy Statement, the Company knows of no business to come before the Annual Meeting other than that referred to above. The Company’s rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Shareholders in a proxy statement. As to other business, such as procedural matters that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its Shareholders.

Shareholder Proposals for the Next Annual Meeting

Any Shareholder who wishes to present a proposal at the Company’s 2005 Annual Meeting of Shareholders must deliver such proposal to the Secretary of the Company by March 31, 2005, for inclusion in the Company’s proxy, notice of meeting, and proxy statement for the 2005 Annual Meeting.

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Additional Information

The Company will bear the cost of soliciting proxies. Officers and regular employees of the Company may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Company’s Annual report on form 10-KSB, including the financial statements and schedules thereto, for the year ended February 28, 2004, as filed with the SEC, will be furnished without charge to any Shareholder upon request to Mr. R. Scott Peden, General Counsel, Life Partners Holdings, Inc., 204 Woodhew, Waco, Texas 76712. Shareholders requesting exhibits to the Form 10-KSB will be provided the same upon payment of reproduction expenses.

By Order of the Board of Directors

July 13, 2004	By:	/s/ R. Scott Peden
R. Scott Peden
Secretary

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Appendix A

LIFE PARTNERS HOLDINGS, INC.
Audit Committee

CHARTER

The Board of Directors of Life Partners Holdings, Inc. (the “Company”) has established an Audit Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A. Composition

The Committee shall consist of three or more directors, each of whom is independent of management and free from any relationship to that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member must also be able to read and understand fundamental financial statements (including the Company’s balance sheet, income statement and cash flow statement), or become able to do so within a reasonable time after being appointed to the Committee. Furthermore, at least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). These requirements are intended to satisfy the Nasdaq rules relating to the composition of audit committees, and shall be construed accordingly.

To maintain their independence, Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company (or any subsidiary thereof), other than in the member's capacity as a member of the Board of Directors and any Board committee.

B. Mission Statement and Principal Functions

The Committee shall have access to all records of the Company, shall perform the following functions, and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall:

(1)   Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)   Review the Company’s audited financial statements and related footnotes and the “Management’s Discussion and Analysis” portion of the annual report on Form 10-KSB prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company’s annual report on Form 10-KSB, based upon the Committee’s review and discussions with the outside auditors.

(3)   Ensure that the outside auditors review the Company’s interim financial statements before the Company files its quarterly report on Form 10-QSB with the SEC.

(4)   Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5)   Meet with the Company’s legal counsels to review legal matters that may have a significant impact on the Company or its financial reports.

(6)   Insure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7)   Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto to recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

(8)   Engage its own outside advisors, including legal counsel, financial advisors and experts in particular areas of accounting, as the Committee determines necessary, apart from counsel or advisors hired by management.

(9)   Review and reassess the adequacy of this Charter annually.

Independent Accountants:

(9)   Affirm an understanding with the outside auditors that the Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the outside auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit or review services for the Company, and the outside auditors will report directly to the Committee. These oversight responsibilities include the authority to retain and to terminate the outside auditors and to approve all audit engagement fees and terms.

(10)   Ensure that the outside auditors submit to the Committee written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the auditors the auditors’ independence.

(11)   Maintain an active dialogue with the outside auditors regarding any disclosed relationships or services that could affect the objectivity and independence of the outside auditors, and be responsible for taking, or recommending that the Board of Directors take, appropriate action to oversee the outside auditors’ independence.

(12)   Discuss with the outside auditors the matters required to be discussed by SAS 61 (Communication with Audit Committees) and SAS 90 (Audit Committee Communications).

(13)   Review management’s recommendation on the outside auditors to be selected each year and make a final proposal to the Board of Directors in respect to such appointment.

(14)   With the Chief Financial Officer, review the general scope of the annual outside audit, approve the extent and nature of such activity, and agree upon the general level of the related fees.

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(15)   Consider any significant non-audit assignments given to the outside auditors and judge their impact upon the general independence of the outside auditors as they perform the annual audit.

(16)   Maintain independent contact with the senior personnel of the outside auditors and communicate freely and openly with them regarding financial developments.

Regulatory Compliance:

(17)    Cause to be maintained an appropriate regulatory compliance program covering the Company and its subsidiaries to aid compliance with the laws and regulations applicable to viatical and senior life settlement companies.

(18)    Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

Internal Controls and Procedures:

(19)    Review periodically the scope and implications of the Company’s internal financial controls and procedures and consider their adequacy.

(20)    Maintain direct access to the senior staff. If useful, require that studies be initiated on subjects of special interest to the Committee.

(21)    Review the comments on internal control submitted by the outside and internal auditors and insure that appropriate suggestions for improvement are promptly considered for inclusion into the Company’s internal financial procedures.

Procedures for Handling Complaints:

(22)    Establish procedures for the receipt, retention and treatment of complaints received regarding the Company’s accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees and non-employees of concerns regarding questionable accounting or auditing matters.

Special Duties:

(23)    If requested by the Chairman of the Board, make special studies of matters related to the financial operations of the Company or to allegations of managerial misconduct by its executives.

Related Party Transactions:

(24)    Approve all related party transactions, as defined by applicable Nasdaq rules, to which the Company is a party.

C. Meetings

Meetings of the Committee will be held annually after completion of the financial audit and before the release of financial information and the filing of the annual report on Form 10-KSB and quarterly before the release of financial information and the filing of quarterly reports on Form 10-QSB.

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Meetings shall also be held at such other times as shall be required by the Chairman of the Board or the Committee. The Chairman of the Committee and/or management of the Company may call meetings. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and the Committee at each Board meeting shall present an oral report.

At the invitation of the Chairman of the Committee, the Chief Executive Officer and/or the Chief Financial Officer shall attend the meetings the representatives of the independent accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

D. Funding

To provide for the fulfillment of the Committee’s duties, the Company shall promptly pay the obligations incurred by the Committee, including the fees of any outside advisors retained by the Committee.

Approved by Board
as of June28, 2004

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